Exhibit 99.1

NEWS RELEASE

CONTACTS:	Investors:
Patty Eisenhaur
862-261-8141

Media: Charlie Mayr
862-261-8030

Watson Announces Preliminary 2011

Non-GAAP Earnings of $4.75-$4.77

- Preliminary Net Revenues Climb Approximately 28% to Approximately $4.57 Billion -

- Company Discusses Strategic Rationale for Ascent Acquisition and Advisory Committee Action Related to Progesterone Gel 8% -

- Provides 2012-2013 Forecast -

PARSIPPANY, NJ – January 24, 2012 – Watson Pharmaceuticals, Inc. (NYSE: WPI) today announced preliminary 2011 non-GAAP earnings per share of $4.75-$4.77, a 39 percent increase over 2010 full year earnings during its third annual Investor Meeting in New York City. Excluding the November 2011 launch of generic Lipitor® which is expected to represent a $0.64 earnings contribution, earnings grew at approximately 20 percent for the full year. The Company also reported preliminary full year 2011 revenues of approximately $4.57 billion, an increase of 28 percent over 2010.

“The strength of our integrated pharmaceutical business drove exceptional results last year, based on significant performance in our Global Generics business, and sound results for our Global Brands and Anda Distribution operations,” said Paul Bisaro, President and CEO of Watson. “Total revenue grew at approximately 28%, supporting the exceptional 39% growth in earnings. We ended the year with a strong balance sheet that is enabling us to support both the organic growth of our business, while being in the good position to execute on strategic business development activities and investments into all three of our businesses.”

The Company noted that its Global Generics revenues of approximately $3.36 billion were driven by the launch of generic Concerta®, by higher generic Lipitor® sales resulting from its ability to maximize the launch opportunity, as well the continued strong performance of its modified-release and oral contraceptive franchises. In addition, Watson’s international generics business performed well, supported by the May 2011 strategic acquisition of Specifar. The Company said that Global Brands revenues of approximately $440 million, and Anda Distribution revenues of approximately $776 million were in line with its full year forecasts.

Business Segment Highlights for 2011

“In the Global Generics business, U.S. growth was driven by continued solid performance of our base business, complemented by the addition of generic versions of Concerta®, Lipitor®, Kadian®, Seasonique® and LoSeasonique®. We also continued to grow the international segment, reporting the highest growth rate of prescriptions in Canada; our UK business benefited from the successful launch of generic Nexium® under a license from AstraZeneca, and we saw growth in hospital sales in France,” Bisaro told investors.

“Our Global Brands business continued to benefit from the growth of our Rapaflo®, Gelnique® Crinone® and Androderm® franchises, and we expanded the portfolio with the launch of Generess® Fe oral contraceptive and the Androderm® 2/4 mg strengths.

In light of the reduced number of new product launches by third-parties, our Anda Distribution business performed as expected. While we don’t account for its contribution in divisional results, Anda provided strong execution support to Watson by playing a significant part in the successful launch of both generic Lipitor® and generic Concerta®.

Finally, the strength of our global supply chain enabled us to capitalize on market opportunities resulting from challenges faced by competitors in the generic space.”

Business Development Accomplishments

The Company noted that business development activities, funded by its strong balance sheet, resulted in the strategic acquisition of Specifar in May. The company expanded its Global Brands business with the licensing of Antares’ oxybutynin gel product, which will be launched in the U.S. and Canada in the first half of 2012. Additionally, the company announced its collaboration with Amgen for the development and commercialization of a portfolio of monoclonal antibody oncology products in late 2011.

Watson management also provided additional comment on the strategic acquisition of Ascent Pharmahealth Ltd. “Watson completed the acquisition of Ascent Pharmahealth Ltd., the

Australia and Southeast Asia generic pharmaceutical business of Strides Acrolab Limited for approximately AU$375 million,” Bisaro noted. “As a result of the acquisition, we are now the fifth largest generic pharmaceutical company in Australia. We also become the largest generic company in Singapore, and gain an established commercial base in Malaysia, Hong Kong, Vietnam and Thailand.”

“With this acquisition, Watson joins the leaders in the Australian pharmaceutical market, the 13th largest in the world. The acquisition of Ascent also provides a successful business in Southeast Asia. We have a larger portfolio of products and will gain a broader pipeline of products to support continued growth. We anticipate a seamless and rapid integration of the Ascent businesses.”

Update on Progesterone Vaginal Gel 8% Application

Regarding the vote by the FDA Advisory Committee for Reproductive Health Drugs, Bisaro noted that the Company was disappointed in the outcome and reiterated that the clinical studies supporting the application were conducted in accordance with a clinical plan agreed to by FDA prior to initiation and that the statistical analysis of the clinical data was based on a plan agreed to in advance by FDA. He said Watson and Columbia Laboratories will continue to work with FDA over the next few weeks to pursue all options related to the approval of this critical therapy.

“On Monday, I spoke with FDA Commissioner Margaret Hamburg to personally express Watson’s concern that the FDA staff left the Advisory Committee with no option but to question the efficacy of the product,” Bisaro said. “I remain concerned that by applying after-the-fact metrics to the agreed upon program, FDA staff has placed the Agency in the position of perhaps denying a life-saving therapy that has demonstrated results in preventing prematurity and has an exceptional safety record. I strongly urged the Commissioner to mobilize the Agency’s most experienced experts to work closely with Watson and Columbia to approve this unique and life-saving therapy.”

2012 Financial Outlook

“We remain in a strong position to deliver sustainable adjusted EBITDA and adjusted non-GAAP earnings per share growth in 2012 and beyond by leveraging our strengths as an integrated global pharmaceutical company, utilizing our strong balance sheet to continue to make strategic acquisitions of products, capabilities and companies, and continuing to fund our internal development activities at the levels necessary to drive sustainable growth in generics, brands and biosimilars. We have a balanced business, a number of potential earnings contributors, and a focus on sustainable shareholder growth that will come from execution of our strategies,” Bisaro stated.

Watson estimates total net revenue for 2012 will be approximately $5.3 billion.

•	Total Global Generics segment revenue of between $3.8 and $4.0 billion.

•	Total Global Brands segment revenue of between $500 and $525 million.

•	Total Anda Distribution segment revenue of between $850 and $900 million.

•	Adjusted non-GAAP earnings for 2012 is expected to be between $5.25 and $5.55 per diluted share.

•	Adjusted EBITDA for 2012 is expected to be between $1.28 and $1.35 billion

2013 Financial Outlook

Watson estimates that 2013 adjusted non-GAAP earnings per share will increase by approximately 10 percent year-over-year.

About Watson Pharmaceuticals, Inc.

Watson Pharmaceuticals, Inc. is a leading integrated global pharmaceutical company. The Company is engaged in the development and distribution of generic pharmaceuticals and specialized branded pharmaceutical products focused on Urology and Women’s Health. Watson has operations in many of the world’s established and growing international markets.

For press release and other company information, visit Watson Pharmaceuticals’ Web site at http://www.watson.com.

Forward-Looking Statement

Statements contained in this press release that refer to Watson’s estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Watson’s current perspective of existing trends and information as of the date of this release. For instance, any statements in this press release concerning prospects related to Watson’s strategic initiatives, product introductions and anticipated financial performance are forward-looking statements. It is important to note that Watson’s goals and expectations are not predictions of actual performance. Watson’s performance, at times, will differ from its goals and expectations. Actual results may differ materially from Watson’s current expectations depending upon a number of factors affecting Watson’s business. These factors include, among others, the inherent uncertainty associated with financial projections; successful integration of the Ascent acquisition and the ability to recognize the anticipated synergies and benefits of the Ascent acquisition; the difficulty of predicting the timing and outcome of the pending patent litigation and risks that an adverse outcome in such litigation could render Watson liable for substantial damages; the impact of competitive products and pricing; risks related to fluctuations in foreign currency exchange rates; the difficulty of predicting the timing or outcome of litigation; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions; market acceptance of and continued demand for Watson’s products; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Watson’s facilities, products and/or businesses; changes in the laws and regulations, including Medicare, Medicaid, and similar laws in foreign countries affecting, among other things, pricing and reimbursement of pharmaceutical products and the settlement of patent litigation; and such other risks and uncertainties detailed in Watson’s periodic public filings with the Securities and Exchange Commission, including but not limited to Watson’s Annual Report on form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the period ended September 30, 2011. Except as expressly required by law, Watson disclaims any intent or obligation to update these forward-looking statements.

The following table presents a reconciliation of forecasted net income for the twelve months ended December 31, 2011 to adjusted non-GAAP net income and adjusted earnings per diluted share:

Reconciliation Table

(Unaudited; in millions except per share amounts)

	Twelve Months Ended December 31, 2011
	Low	High
GAAP to Non-GAAP net income calculation
Reported GAAP net income attributable to common shareholders	$258.0	$261.0
Adjusted for:
Amortization	355.5	355.5
Global supply chain initiative(1)	16.0	16.0
Acquisition and licensing charges	30.0	30.0
Interest accretion on contingent liabilities	38.0	38.0
Non-cash impairment/asset sales	42.0	44.0
Non-recurring (gains) losses	(13.0)	(13.0)
Legal settlements	5.0	5.0
Income taxes on items above	(131.0)	(133.0)

Non-GAAP net income attributable to common shareholders	$600.5	$603.5

Diluted earnings per share
Diluted earnings per share - GAAP	$2.04	$2.06

Diluted earnings per share - Non-GAAP	$4.75	$4.77

Diluted weighted average common shares outstanding	126.5	126.5

(1)	Includes accelerated depreciation charges.

The reconciliation table is based in part on management’s estimate of adjusted non-GAAP net income for the year ending December 31, 2011. Watson expects certain known GAAP charges for 2011, as presented in the schedule above. Other GAAP charges that may be excluded from adjusted non-GAAP net income are possible, but their amounts are dependent on numerous factors that we currently cannot ascertain with sufficient certainty or are presently unknown. These GAAP charges, such as potential asset impairment charges, are dependent upon future events and valuations that have not yet been performed.

The following table presents a reconciliation of forecasted GAAP net income for the twelve months ended December 31, 2011 to adjusted EBITDA:

Watson Pharmaceuticals, Inc.

Adjusted EBITDA Reconciliation Table

(Unaudited; in millions)

	Twelve Months Ended December 31, 2011
	Low	High
GAAP net income attributable to common shareholders	$258.0	$261.0
Plus:
Interest expense	82.0	82.0
Interest income	(2.0)	(2.0)
Provision for income taxes	197.0	197.0
Depreciation (includes accelerated depreciation)	94.0	94.0
Amortization(1)	355.5	355.5

EBITDA	984.5	987.5

Adjusted for:
Global supply chain initiative	11.0	11.0
Acquisition and licensing charges	38.0	38.0
Non-cash impairment charges	42.0	44.0
Non-recurring (gains) losses	(13.0)	(13.0)
Legal settlements	5.0	5.0
Share-based compensation	40.0	40.0

Adjusted EBITDA	$1,107.5	$1,112.5

(1)	Includes amortization of excess purchase price on equity method investment.

The reconciliation table is based in part on management’s estimate of adjusted EBITDA for the year ended December 31, 2011. Watson expects certain known GAAP charges for 2011, as presented in the schedule above. Other GAAP charges that may be excluded from adjusted EBITDA are possible, but their amounts are dependent on numerous factors that we currently cannot ascertain with sufficient certainty or are presently unknown. These GAAP charges, such as potential asset impairment charges, are dependent upon future events and valuations that have not yet been performed.

The following table presents a reconciliation of forecasted net income for the twelve months ending December 31, 2012 to adjusted net income and adjusted earnings per diluted share:

Reconciliation Table—Forecasted Non-GAAP Earnings Per Diluted Share

(Unaudited; in millions except per share amounts)

	Forecast for Twelve Months Ending December 31, 2012
	Low	High
GAAP to Non-GAAP net income calculation
GAAP net income	$315	$354
Adjusted for:
Amortization	470	470
Global supply chain initiative	10	10
Acquisition and licensing charges	20	20
Interest accretion on contingent liability	30	30
Income taxes on items above	(168)	(168)

Adjusted Non-GAAP net income	677	716

Diluted earnings per share
Diluted earnings per share - GAAP	$2.44	$2.75

Diluted earnings per share - Non-GAAP	$5.25	$5.55

Diluted weighted average common shares outstanding	128.9	128.9

The reconciliation table is based in part on management’s estimate of adjusted non-GAAP net income for the year ending December 31, 2012. Watson expects certain known GAAP charges for 2012, as presented in the schedule above. Other GAAP charges that may be excluded from adjusted non-GAAP net income are possible, but their amounts are dependent on numerous factors that we currently cannot ascertain with sufficient certainty or are presently unknown. These GAAP charges, such as potential asset impairment charges, are dependent upon future events and valuations that have not yet been performed.

The following table presents a reconciliation of forecasted net income for the twelve months ending December 31, 2012 to adjusted EBITDA:

Reconciliation Table—Forecasted Adjusted EBITDA

(Unaudited; in millions)

	Forecast for Twelve Months Ending December 31, 2012
	Low	High
GAAP net income	$315	$354
Plus:
Interest expense	80	80
Interest income	(1)	(1)
Provision for income taxes	235	263
Depreciation (includes accelerated depreciation)	120	120
Amortization	470	470

EBITDA	1,219	1,286

Adjusted for:
Global supply chain initiative	10	10
Acquisition and licensing charges	20	20
Share-based compensation	36	36

Adjusted EBITDA	$1,285.0	$1,352.0

The reconciliation table is based in part on management’s estimate of adjusted EBITDA for the year ending December 31, 2012. Watson expects certain known GAAP charges for 2012 as presented in the schedule above. Other GAAP charges that may be excluded from estimated EBITDA are possible, but their amounts are dependent on numerous factors that we currently cannot ascertain with sufficient certainty or are presently unknown. These GAAP charges, such as potential asset impairment charges, are dependent upon future events and valuations that have not yet been performed.